Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2012 FOURTH QUARTER AND FULL YEAR

●	Annual revenue increased 1% to $3.0 billion with Americas up 2% and International up 1%, adjusting for divestitures and foreign exchange

●	Fourth quarter revenue rose slightly year over year, adjusting for divestitures and foreign exchange

●	2012 results include $221 million pre-tax loss for refinancing $2.5 billion of 9.25% debt in the fourth quarter at 6.5%

----------------

San Antonio, Texas, February 19, 2013…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and full year ended December 31, 2012.

“Under CEO William Eccleshare’s leadership, our Outdoor business continues to use its global scale, efficiency, and creativity to connect brands with people,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “Heading into 2013, we are building on the strengths in our Americas’ business – especially in digital displays, airports and national advertising.  Internationally, we are realigning the business in Europe to the realities of the market, while still seeing growth in Asia and Latin America.  Looking ahead, we will keep investing strategically across the business to drive future growth and profitability. ”

“Clear Channel Outdoor continues to make important strides in its digital transformation,” said Chief Executive Officer William Eccleshare.  “Through several innovative programs, we’re expanding the creative richness of out-of-home advertising and helping our advertising clients reach people on the street with greater engagement and immediacy.  During this past year, we put in place the leadership and structure to streamline our business, and exported successful strategies on a global basis.  Despite a very difficult economic environment, we’re confident that we’re well positioned to drive greater share for our outdoor assets.”

Fourth Quarter 2012 Results

Total revenues decreased $13 million, or 2% year over year, to $803 million in the fourth quarter of 2012 compared to $816 million in the same period of 2011.  Excluding the effects of movements in foreign exchange rates1, revenues declined $7 million, or 1%.

●
Americas revenues rose $5 million, or 1% adjusted for movements in foreign exchange rates, driven by higher digital capacity and increased revenue at airports.  On a reported basis, revenues grew $5 million, or 2%.

●
International revenues decreased $3 million, or less than 1%, adjusting for a $9 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012 and a $6 million reduction from movements in foreign exchange rates.  Stronger economic conditions in emerging markets and certain other geographies were offset by weakened economic conditions in other regions, particularly in Europe.  On a reported basis, revenues decreased $18 million, or 4%.

The Company’s OIBDAN1 declined to $205 million, or 10%, in the fourth quarter of 2012 compared to $229 million in the same quarter of 2011.  Excluding the effects of movements in foreign exchange rates, and a $2 million reduction due to the divestiture of two businesses during the third quarter of 2012, OIBDAN totaled $207 million, down $20 million, or 9%.  Included in the 2012 fourth quarter OIBDAN were $18 million of operating and corporate expenses associated with the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.  The fourth quarter of 2011 included $7 million of such expenses. Also reducing OIBDAN in the fourth quarter of 2012 were $3 million of litigation expenses and $7 million of legal and other costs in Latin America.

The Company’s net loss was $148 million in the fourth quarter of 2012 compared to net income of $23 million in the same period of 2011.  Fourth quarter 2012 results included a $221 pre-tax loss on extinguishment of debt related to refinancing activities.

Full Year 2012 Results

Total revenues declined 2% to $2.95 billion for the full year 2012 compared to $3.0 billion in 2011.  Excluding the effects of movements in foreign exchange rates, total revenues increased 1% to $3.03 billion.

●
Americas revenues rose $27 million, or 2% adjusted for movements in foreign exchange rates, compared to 2011, from increased digital capacity and increased airport revenues driven by higher occupancy and rates.  On a reported basis, revenues also grew $27 million, or 2%.

●
International revenues increased $11 million, or approximately 1%, after adjusting for a $15 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012 and a $79 million decrease from movements in foreign exchange rates.  Stronger economic conditions in emerging markets and certain other geographies were offset by weakened economic conditions in other regions, particularly in Europe.  On a reported basis, revenues decreased $83 million, including the effects of movements in foreign exchange rates.

The Company’s OIBDAN1 decreased 11% to $664 million in 2012 compared to $745 million in 2011.  Excluding the effects of movements in foreign exchange rates and a $3 million reduction due to the divestiture of two businesses during the third quarter of 2012, OIBDAN declined 10% to $672 million.  Included in the full year 2012 OIBDAN were $44 million of operating and corporate expenses related to the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.  OIBDAN for 2011 included $17 million in such expenses.  Also reducing OIBDAN in 2012 were $5 million of litigation expenses and $27 million of legal and other costs in Latin America.

The Company’s net loss was $183 million for 2012 compared to net income of $43 million in 2011.  Full year 2012 results included a $221 million pre-tax loss on extinguishment of debt related to refinancing activities.

Key Highlights

The Company’s recent key highlights include:

●	Americas installed 178 new digital billboards for a total of 1,035 across 37 U.S. markets, a 21% increase from 2011.

●
Clear Channel Airport's ClearVision, an innovative in-airport TV network featuring top entertainment, news, music, and sports programming that is accessible from travelers' mobile devices, launched in Raleigh-Durham International Airport and, in February 2013, in Louis Armstrong New Orleans International Airport.

●
In January 2013, Suzanne Grimes, a highly-regarded advertising executive, joined as President & COO for the United States and Canada.  Grimes formerly served as President of the U.S. Lifestyles Communities Group at Readers Digest, spent a decade at Condé Nast, and was publisher of TV Guide at News Corp.

●	International increased its digital presence to more than 3,400 displays in 13 countries.

●	Launched the first digital out-of-home network in the outdoor environment in the United Kingdom with 100 screens in central London targeting premium shopping areas.

●	France launched the only scale digital network in the country in 46 premium malls, reaching a quarter of the population every two weeks.

●	International won a major public transportation contract in Norway that went live in January 2013.

●
Strengthened the International leadership team with Mark Thewlis, Executive Chairman of Clear Media (China) and Aris de Juan, Regional President of Latin America, improving Clear Channel’s presence in some of the world’s fastest-growing advertising markets.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change
Revenue1
Americas	$343,407	$337,925	2%	$1,279,257	$1,252,725	2%
International 3	459,787	478,077	(4%)	1,667,687	1,751,149	(5%)
Consolidated revenue	$803,194	$816,002	(2%)	$2,946,944	$3,003,874	(2%)

Operating Expenses1,2
Americas	$212,938	$201,510	6%	$793,585	$765,302	4%
International 3	356,868	362,522	(2%)	1,384,569	1,403,605	(1%)
Consolidated operating expenses	$569,806	$564,032	1%	$2,178,154	$2,168,907	0%

OIBDAN1
Americas	$130,469	$136,415	(4%)	$485,672	$487,423	(0%)
International 3	102,919	115,555	(11%)	283,118	347,544	(19%)
Corporate	(28,036)	(22,845)		(105,243)	(90,058)
Consolidated OIBDAN	$205,352	$229,125	(10%)	$663,547	$744,909	(11%)

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

3 During 2012, the Company disposed of two international businesses resulting in decreases in revenue, operating expenses and OIBDAN of $15 million,$12 million and $3 million, respectively, for the year ended December 31, 2012 and decreases in revenue, operating expenses and OIBDAN of $10 million, $8 million and $2 million, respectively for the quarter ended December 31, 2012.

Americas

Americas revenues, excluding foreign exchange impacts, rose $27 million, or 2%, compared to 2011, driven by higher digital bulletin capacity and higher airport occupancy and rates.  Partially offsetting this growth in 2012 was a decline in revenues from traditional bulletins and posters.  On a reported basis, revenues increased $27 million, or 2% compared to 2011, including the effects of movements in foreign exchange rates.

Operating expenses, excluding foreign exchange impacts, grew $29 million to $794 million in 2012, including an $11 million increase in 2012 expenses related to certain investments in strategic revenue and cost savings programs.  Expenses increased due to personnel costs, growth from the airports business, and higher site lease expenses resulting in part from the deployment of 178 digital billboards during the year.  On a reported basis, expenses increased $28 million, or 4%, compared to 2011, including the effects of movements in foreign exchange rates.

OIBDAN, excluding foreign exchange impacts, declined less than 1% to $486 million in 2012, including expenses related to certain investments in strategic revenue and cost savings programs of $15 million in 2012 and $4 million in 2011.   On a reported basis, OIBDAN decreased $2 million compared to 2011, including the effects of movements in foreign exchange rates.

International

Adjusting for a $15 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012, as well as a $79 million decrease due to movements in foreign exchange rates, International revenues were up $11 million, or approximately 1%.  Revenues increased primarily from new contracts in countries including Australia, China and Mexico where economic conditions were stronger, and in the U.K. which benefitted from the Summer Olympic Games.  Revenue increases were partially offset by weakened macroeconomic conditions in certain geographies, particularly in southern Europe and the Nordic countries.  On a reported basis, revenues decreased $83 million, or 5%, compared to 2011, including the effects of movements in foreign exchange rates.

Operating expenses, excluding foreign exchange impacts, grew $64 million in 2012, adjusting for $12 million of expenses due to the divestiture of two businesses during the third quarter of 2012 and excluding a $71 million decrease from movements in foreign exchange rates. Operating expense increased due to new contracts and higher personnel costs.  This $64 million increase includes a $27 million increase in legal and other expenses in Latin America and a $6 million increase in investments in strategic revenue and cost savings programs.   On a reported basis, operating expenses declined $18 million, including movements in foreign exchange rates.

Adjusting for a $3 million OIBDAN reduction due to the divestiture of two businesses during the third quarter of 2012 and excluding an $8 million decrease from movements in foreign exchange rates, International OIBDAN in 2012 declined $54 million, or 16%, to $291 million.  OIBDAN for 2012 includes $27 million increase in legal and other expenses in Latin America, and $19 million of costs incurred for investments in strategic revenue and cost savings programs compared to $13 million included in 2011 OIBDAN.  On a reported basis, OIBDAN decreased 19% to $283 million.

Conference Call
The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on February 19, 2013 at 4:30 p.m. Eastern Time.  The conference call number is 866-254-5936 and the passcode is 281432.  A live audio webcast of the conference call will also be available on the investor section of www.clearchanneloutdoor.com and www.clearchannel.com.  A replay of the call will be available after the live conference call, beginning at 5:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 281432.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue	$803,194	$816,002	$2,946,944	$3,003,874
Direct operating expenses	416,980	423,817	1,611,262	1,638,801
Selling, general and administrative expenses	154,374	142,840	577,296	540,872
Corporate expenses	28,061	22,881	105,428	90,205
Depreciation and amortization	106,907	109,171	399,264	432,035
Impairment charges	37,651	7,614	37,651	7,614
Other operating income (expense) – net	1,797	(548)	50,943	8,591
Operating income	61,018	109,131	266,986	302,938

Interest expense - net	100,480	58,840	373,876	242,435
Interest income on due from Clear Channel Communications	14,779	13,673	63,761	45,459
Gain (loss) on marketable securities	(2,578)	(4,827)	(2,578)	(4,827)
Equity in loss of nonconsolidated affiliates	813	4,389	843	6,029
Loss on extinguishment of debt	(221,071)	-	(221,071)	-
Other income (expense) – net	(64)	(1,624)	(364)	(649)
Loss before income taxes	(247,583)	61,902	(266,299)	106,515
Income tax benefit (expense)	108,089	(32,289)	107,089	(43,296)
Consolidated net income (loss)	(139,494)	29,613	(159,210)	63,219
Amount attributable to noncontrolling interest	8,916	7,034	23,902	20,273

Net income (loss) attributable to the Company	$(148,410)	$22,579	$(183,112)	$42,946

Diluted net earnings (loss) per share	$(0.42)	$0.06	$(0.54)	$0.11

Weighted average shares outstanding – Diluted	357,232	356,503	356,915	356,528

Foreign exchange rate movements decreased the Company’s 2012 fourth quarter revenues and direct operating and SG&A expenses by approximately $6 million and $4 million, respectively, compared to the same period of 2011.  Foreign exchange rate movements decreased the Company’s 2012 revenues and direct operating and SG&A expenses by approximately $79 million and $71 million, respectively, compared to 2011.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2012 and 2011:

(In millions)	December 31,	December 31,
	2012	2011

Cash	562.0	542.7
Total Current Assets	1,515.4	1,453.7
Net Property, Plant and Equipment	2,207.7	2,246.7
Due from Clear Channel Communications	729.2	656.0
Total Assets	7,105.8	7,088.2

Current Liabilities (excluding current portion of long-term debt)	802.0	697.2
Long-Term Debt (including current portion of long-term debt)	4,944.8	2,545.9
Shareholders’ Equity	446.1	2,740.2

TABLE 3 – Total Debt

At December 31, 2012 and December 31, 2011, Clear Channel Outdoor Holdings had total net debt of:

(In millions)	December 31,	December 31,
	2012	2011
Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$-	$500.0
9.25% Series B Senior Notes Due 2017	-	2,000.0
6.5% Series A Senior Notes Due 2022	735.7	-
6.5% Series B Senior Notes Due 2022	1,989.3	-
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	-
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	-
Other Debt	27.1	45.9
Original Issue Discount	(7.3)	-
Total	4,944.8	2,545.9
Cash	562.0	542.7
Net Debt	$4,382.8	$2,003.2

The current portion of long-term debt was $9 million as of December 31, 2012.

Liquidity and Financial Position

For the year ended December 31, 2012, cash flow provided by operating activities was $355 million, cash flow used for investing activities totaled $234 million, and cash flow used for financing activities was $106 million, for a net increase in cash of $19 million.

Capital expenditures for the year ended December 31, 2012 totaled approximately $276 million compared to $291 million for 2011.

In February 2012, Clear Channel Worldwide Holdings, Inc. issued $275 million of 7.625% Series A Senior Subordinated Notes due 2020 and $1,925 million of 7.625% Series B Senior Subordinated Notes due 2020.  Through an intercompany loan, a total of $2,170 million in proceeds from both notes was paid as a special cash dividend to shareholders.  In November 2012, Clear Channel Worldwide Holdings, Inc. issued $736 million of 6.5% Series A Senior Notes due 2022 and $1,989 million 6.5% Series B Senior Notes due 2022.  The proceeds and cash on hand were used to repay $500 million of 9.25% Series A Senior Notes due 2017 and $2,000 million of Series B Senior Notes due 2017 in addition to fees and premiums.

The Series A Clear Channel Worldwide Holdings, Inc. Senior Notes indenture and Series B Clear Channel Worldwide Holdings, Inc. Senior Notes indenture restrict the Company’s ability to incur additional indebtedness but permit the Company to incur additional indebtedness based on an incurrence test.  In order to incur (i) additional indebtedness under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the Clear Channel Worldwide Holdings, Inc. Senior Notes under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt.  The indentures contain certain other exceptions that allow the Company to incur additional indebtedness. The Series B Clear Channel Worldwide Holdings, Inc. Senior Notes indenture also permits the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively.  The Series A Clear Channel Worldwide Holdings, Inc. Senior Notes indenture does not limit our ability to pay dividends.  The Series B Clear Channel Worldwide Holdings, Inc. Senior Notes indenture contains certain exceptions that allow the Company to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by the Company of amounts outstanding under the revolving promissory note issued by Clear Channel Communications to the Company.

Consolidated leverage, defined as total debt divided by EBITDA for the preceding four quarters was 6.3:1 at December 31, 2012, and senior leverage, defined as senior debt divided by EBITDA for the preceding four quarters was 3.5:1 at December 31, 2012.  The Company’s adjusted EBITDA of $788.3 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following: (i) an increase of $48.0 million related to costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) an increase of $36.4 million for non-recurring or unusual gains or losses; (iii) an increase of $34.4 million for non-cash items; and (iv) an increase of $6.0 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)
	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended December 31, 2012
Americas	$79,338	$810	$50,321	$-	$130,469
International	46,408	738	55,773	-	102,919
Impairment charges	(37,651)	-	-	37,651	-
Corporate	(28,874)	25	813	-	(28,036)
Other operating income – net	1,797	-	-	(1,797)	-
Consolidated	$61,018	$1,573	$106,907	$35,854	$205,352

Three Months Ended December 31, 2011
Americas	$82,611	$1,856	$51,948	$-	$136,415
International	58,634	769	56,152	-	115,555
Impairment charges	(7,614)	-	-	7,614	-
Corporate	(23,952)	36	1,071	-	(22,845)
Other operating income – net	(548)	-	-	548	-
Consolidated	$109,131	$2,661	$109,171	$8,162	$229,125

Year Ended December 31, 2012
Americas	$287,774	$5,875	$192,023	$-	$485,672
International	73,331	4,529	205,258	-	283,118
Impairment charges	(37,651)	-	-	37,651	-
Corporate	(107,411)	185	1,983	-	(105,243)
Other operating income – net	50,943	-	-	(50,943)	-
Consolidated	$266,986	$10,589	$399,264	$(13,292)	$663,547

Year Ended December 31, 2011
Americas	$268,766	$7,601	$211,056	$-	$487,423
International	124,471	3,165	219,908	-	347,544
Impairment charges	(7,614)	-	-	7,614	-
Corporate	(91,276)	147	1,071	-	(90,058)
Other operating income – net	8,591	-	-	(8,591)	-
Consolidated	$302,938	$10,913	$432,035	$(977)	$744,909

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

Revenue	$803,194	$816,002	(2%)	$2,946,944	$3,003,874	(2%)
Excluding: Foreign exchange decrease (increase)	5,630	-		79,347	-
Revenue excluding effects of foreign exchange	$808,824	$816,002	(1%)	$3,026,291	$3,003,874	1%

Americas Outdoor revenue	$343,407	$337,925	2%	$1,279,257	$1,252,725	2%
Excluding: Foreign exchange decrease (increase)	(486)	-		410	-
Americas revenue excluding effects of foreign exchange	$342,921	$337,925	1%	$1,279,667	$1,252,725	2%

International Outdoor revenue	$459,787	$478,077	(4%)	$1,667,687	$1,751,149	(5%)
Excluding: Foreign exchange decrease (increase)	6,116	-		78,937	-
International revenue excluding effects of foreign exchange	$465,903	$478,077	(3%)	$1,746,624	$1,751,149	(0%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

Consolidated expense	$571,354	$566,657	1%	$2,188,558	$2,179,673	0%
Excluding: Foreign exchange decrease (increase)	3,857	-		71,362	-
Expense excluding effects of foreign exchange	$575,211	$566,657	2%	$2,259,920	$2,179,673	4%

Americas Outdoor expense	$213,748	$203,366	5%	$799,460	$772,903	3%
Excluding: Foreign exchange decrease (increase)	(412)	-		357	-
Americas expense excluding effects of foreign exchange	$213,336	$203,366	5%	$799,817	$772,903	3%

International Outdoor expense	$357,606	$363,291	(2%)	$1,389,098	$1,406,770	(1%)
Excluding: Foreign exchange decrease (increase)	4,269	-		71,005	-
International expense excluding effects of foreign exchange	$361,875	$363,291	(0%)	$1,460,103	$1,406,770	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

OIBDAN	$205,352	$229,125	(10%)	$663,547	$744,909	(11%)
Excluding: Foreign exchange decrease (increase)	1,773	-		7,985	-
OIBDAN excluding effects of foreign exchange	$207,125	$229,125	(10%)	$671,532	$744,909	(10%)

Americas OIBDAN	$130,469	$136,415	(4%)	$485,672	$487,423	(0%)
Excluding: Foreign exchange decrease (increase)	(73)	-		53	-
Americas OIBDAN excluding effects of foreign exchange	$130,396	$136,415	(4%)	$485,725	$487,423	(0%)

International OIBDAN	$102,919	$115,555	(11%)	$283,118	$347,544	(19%)
Excluding: Foreign exchange decrease (increase)	1,846	-		7,932	-
International OIBDAN excluding effects of foreign exchange	$104,765	$115,555	(9%)	$291,050	$347,544	(16%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

Americas Outdoor	$213,748	$203,366	5%	$799,460	$772,903	3%
Less: Non-cash compensation expense	(810)	(1,856)		(5,875)	(7,601)
	212,938	201,510	6%	793,585	765,302	4%

International Outdoor	357,606	363,291	(2%)	1,389,098	1,406,770	(1%)
Less: Non-cash compensation expense	(738)	(769)		(4,529)	(3,165)
	356,868	362,522	(2%)	1,384,569	1,403,605	(1%)

Plus: Non-cash compensation expense	1,548	2,625		10,404	10,766
Consolidated divisional operating expenses	$571,354	$566,657	1%	$2,188,558	$2,179,673	0%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change
Corporate Expense	$28,061	$22,881	23%	$105,428	$90,205	17%
Less: Non-cash compensation expense	(25)	(36)		(185)	(147)
	$28,036	$22,845	23%	$105,243	$90,058	17%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

OIBDAN	$205,352	$229,125	(10%)	$663,547	$744,909	(11%)
Non-cash compensation expense	1,573	2,661		10,589	10,913
Depreciation and amortization	106,907	109,171		399,264	432,035
Impairment charges	37,651	7,614		37,651	7,614
Other operating income (expense) – net	1,797	(548)		50,943	8,591
Operating income	61,018	109,131		266,986	302,938

Interest expense – net	100,480	58,840		373,876	242,435
Interest income on due from Clear Channel Communications	14,779	13,673		63,761	45,459
Gain (loss) on marketable securities	(2,578)	(4,827)		(2,578)	(4,827)
Equity in earnings (loss) of nonconsolidated affiliates	813	4,389		843	6,029
Loss on extinguishment of debt	(221,071)	-		(221,071)	-
Other income (expense) – net	(64)	(1,624)		(364)	(649)
Loss before income taxes	(247,583)	61,902		(266,299)	106,515
Income tax benefit (expense)	108,089	(32,289)		107,089	(43,296)
Consolidated net loss	(139,494)	29,613		(159,210)	63,219
Amount attributable to noncontrolling interest	8,916	7,034		23,902	20,273
Net income (loss) attributable to the Company	$(148,410)	$22,579		$(183,112)	$42,946

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with more than 650,000 displays in 28 countries in the International segment across Asia, Australia, Europe, and Latin America, and approximately108,000 display structures  in the Americas segment, covering 48 of the 50 largest US markets.  Clear Channel Outdoor offers a wide range of displays which span traditional and digital formats on roadside billboards, street furniture and in retail, point of sale, airport, transit and lifestyle environments.  More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.